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                                                                    EXHIBIT 10.2

                                  May 2, 2000

DXP Acquisition, Inc. d/b/a
Strategic Acquisition, Inc.
7272 Pinemont
Houston, Texas 77040
Attention: Chief Financial Officer

     Re: Loan and Security Agreement with Fleet Capital Corporation -- Reserve Relating to Landlord Consents

Gentlemen:

     Reference is hereby made to that certain Loan and Security Agreement, dated June 16, 1997, executed by Fleet Capital Corporation, A Rhode Island corporation ("Lender") and DXP Acquisition, Inc. d/b/a Strategic Acquisition, Inc., a Nevada corporation ("Borrower") (as amended from time to time, the "Loan Agreement"). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.

     As Borrower knows, at the time of the establishment of the credit facility described in the Loan Agreement, lender implemented against the otherwise available Revolving Credit Loans a reserve of $425,000 because of the lack of satisfactory landlord consents at several of Borrower's locations (the "Landlord Consent Reserve").

     Provided that no Default or Event of Default at such time has occurred and is continuing, Lender agrees to eliminate the Landlord Consent Reserve at such time as the term loan by Lender to David R. Little has been restructured in a manner and pursuant to executed documentation in form and substance satisfactory to Lender, in its sole discretion.

     Borrower agrees that if the Landlord Consent Reserve is eliminated, Borrower shall use its best faith efforts to obtain executed landlord consents in form and substance satisfactory to Lender, in Lender's sole discretion, for each of Borrower's locations, and Borrower further agrees that if it does not supply such landlord consents to Lender within 90 days after the elimination of the Landlord Consent Reserve, Lender shall thereafter have the right to establish reserves against the otherwise available Revolving Credit Loans in such amounts as Lender shall deem appropriate, in Lender's sole discretion.

     Lender and Borrower hereby further agree that (i) the provisions of this letter shall not constitute a waiver of any past, present or future violation or violations of any provision of the Loan Agreement or any Other Agreement, and (ii) the provisions of this letter shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Lender's right at any time to exercise any right, privilege, or remedy in connection with the Loan Agreement, any Other Agreement, or any other contract or instrument, or (b) amend or alter any provision of the Loan Agreement, any Other
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DXP Acquisition, Inc., d/b/a
Strategic Acquisition, Inc.
May 2, 2000
Page 2

Agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of Borrower or any right, privilege, or remedy of Lender under the Loan Agreement, any Other Agreement, or any other contract or instrument.

     Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement and the Other Agreements shall remain and continue in full force and effect.

     Lender reserves all of its rights, privileges and remedies under the Loan Agreement, each Other Agreement and any other contracts or instruments executed by Borrower and/or for the benefit of Lender. In order to induce Lender to execute this letter, Borrower accepts and agrees to each provision of this letter.

     Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Lender for any purpose unless and until Lender receives a copy of this letter which has been duly signed by the Borrower.

                              Yours very truly,

                              FLEET CAPITAL CORPORATION

                              By:   /s/ H. MICHAEL WILLIS
                                   -----------------------
                              Its:  Sr. Vice President

AGREED AND ACCEPTED:

DXP ACQUISITION, INC., d/b/a
STRATEGIC ACQUISITION, INC.

By:   /s/ Gary A. Allcorn
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Its: VP Finance